                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                      EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

Filed by the Registrant             [X]
Filed by a Party other than the Registrant  [ ]

Check the appropriate box:


[ ]    Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]    Definitive Proxy Statement
[ ]    Definitive Additional Materials
[ ]    Soliciting Material Pursuant to Section 240.14a-12


                                  ZYMETX, INC.
                ------------------------------------------------
                (Name of Registrant as Specified in its Charter)

     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

     1) Title of each class of securities to which transaction applies: Common Stock

     2)   Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     4)   Proposed maximum aggregate value of transaction:

     5)   Total fee paid:

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:

     2)   Form, Schedule or Registration Statement No.:

     3)   Filing Party:

     4)   Date Filed:

                                  ZYMETX, INC.
                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                            TO BE HELD APRIL 9, 2001


To the stockholders of ZymeTx, Inc.

Date:    Monday, April 9, 2001
Time:    10:00 a.m.
Place:   ZymeTx, Inc.
         800 Research Parkway, Suite 100
         Oklahoma City, Oklahoma 73104


         We will hold a Special Meeting of Stockholders on Monday, April 9, 2001 at 10:00 a.m., Central Standard Time, in the conference room of our executive offices located at 800 Research Parkway, Suite 100, Oklahoma City, Oklahoma. During the meeting, you will be asked to consider and take action on the following items:

          (1) To approve the possible issuance of shares equal to more than 20% of the company's common stock upon the conversion of certain outstanding 5% Senior Secured Convertible Debentures and the exercise of certain common stock purchase warrants issued in connection with the sale of the debentures;

          (2) To approve the possible issuance of more than 25,000 shares of the company's common stock to an affiliate of a director of the company upon the conversion of a 5% Senior Convertible Debenture and the exercise of a common stock purchase warrant; and

          (3) To transact any other business properly brought before the meeting or any adjournment thereof.

         Stockholders of record at the close of business on February 16, 2001, will be entitled to vote at the meeting or any adjournment thereof.

         To ensure the presence of a quorum at the meeting, please sign and promptly return the enclosed proxy in the accompanying self-addressed envelope, which requires no postage if mailed in the United States. You may revoke your proxy at any time before the shares to which it relates are voted at the annual meeting.

                                          BY ORDER OF THE BOARD OF DIRECTORS,



                                          G. Carl Gibson, Secretary

Oklahoma City, Oklahoma
February 19, 2001

                                  ZYMETX, INC.

                         800 Research Parkway, Suite 100
                          Oklahoma City, Oklahoma 73104

                                 PROXY STATEMENT
                                     FOR THE
                         SPECIAL MEETING OF STOCKHOLDERS
                            TO BE HELD APRIL 9, 2001

         This proxy statement relates to a special meeting of the stockholders of ZymeTx, Inc. to be held on Monday, April 9, 2001, at 10:00 a.m. local time, in the conference room of our executive offices located at 800 Research Parkway, Suite 100, Oklahoma City, Oklahoma 73104.

         We will begin sending this proxy statement, the attached notice of special meeting and the accompanying proxy card on or about February 19, 2001, to stockholders entitled to vote. Common stock is the only class of voting stock. Stockholders who owned common stock at the close of business on the record date of February 16, 2001 are entitled to vote.

WHY WAS THIS PROXY STATEMENT SENT?

         This proxy statement and the enclosed proxy card were sent to you because the company's Board of Directors is soliciting proxies from stockholders to vote at a special meeting. This proxy statement summarizes the information you need to know to vote at the special meeting. However, you do not need to attend the special meeting to vote your shares. Instead, you may simply complete, date, sign and return the enclosed proxy card.

WHAT IS BEING VOTED ON?

         The Board of Directors is asking you to approve:

                  o the possible issuance of more than 20% of the company's common stock to Palladin Opportunity Fund, LLP and Halifax Fund L.P. upon (i) the conversion of certain 5% Senior Secured Convertible Debentures; and
                           (ii) the exercise of common stock purchase warrants issued in connection with the company's sale of the debentures to Palladin and Halifax in October 2000;

                  o the possible issuance of more than 25,000 shares of the company's common stock to an affiliate of Rand P. Mulford, one of the company's directors, upon (i) the conversion of a 5% Senior Convertible Debenture; and
                           (ii) the exercise of a common stock purchase warrant, both issued as compensation for services in connection with the company's sale of debentures to Palladin and Halifax; and

                  o any other business that may properly be presented at the special meeting or any adjournments or postponements of the special meeting.

WHO MAY VOTE?


         Stockholders who owned common stock at the close of business on the record date of February 16, 2001 are entitled to vote at the special meeting. On February 13, 2001, we had outstanding 6,876,439 shares of common stock, $.001 par value. Common stock is the only class of voting stock. You do not have cumulative voting rights.


HOW MANY VOTES DO I HAVE?

         Each share of common stock that you own entitles you to one vote.

HOW MANY VOTES ARE NEEDED FOR A QUORUM?


         A majority of the shares of common stock outstanding on the record date is necessary to constitute a quorum. This means that 3,438,220 shares are required for a quorum. If you return your proxy card or attend the meeting in person, your common stock will be counted for the purpose of determining whether a quorum exists even if you wish to abstain from voting on any or all of the matters presented at the meeting. "Broker non-votes" also count for quorum purposes. If you hold your common stock through a broker, bank or other nominee, generally the nominee may only vote the common stock which it holds for you in accordance with your instructions. We do not count abstentions or "broker non-votes" as votes for or against any proposal.


         If a quorum is not present or represented at the meeting, the stockholders who do attend the meeting in person or who are represented by proxy may adjourn the meeting until a quorum is present or represented. At any adjournment of a meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the original meeting.

HOW DO I VOTE BY PROXY?

         A proxy is a person you appoint to vote on your behalf. If you are unable to attend the meeting, we strongly encourage you to appoint a proxy to vote your shares of common stock. You may vote on the matters to be presented at the meeting by marking your preferences on the enclosed proxy card and by dating, signing and returning the proxy card in the enclosed envelope. If you attend the meeting you may revoke your proxy and vote in person, even if you signed and mailed the enclosed proxy card.

         By signing the enclosed proxy card you will designate James R. Tolbert III, our Chairman, and G. Carl Gibson, our Vice President, Controller and Secretary, as your proxies. They may act together or individually on your behalf, and will have authority to appoint a substitute to act as proxy. Your proxy will vote according to the instructions on your proxy card. If you do not indicate a preference on the signed proxy card, the proxy will vote FOR approving the possible issuance of more than 20% of the company's common stock to Palladin and Halifax upon the conversion of debentures and warrants held by them and FOR approving the possible issuance of more than 25,000 shares of the company's common stock to an affiliate of Mr. Mulford upon the conversion of debentures and warrants held by it. If any other matter is presented at the meeting, your proxy will vote in accordance with his best judgment. We do not currently know of any other matter which will be acted on at the special meeting.

MAY I REVOKE MY PROXY?

         You may revoke your proxy at any time before the shares are voted by either:

                  o notifying our Secretary, G. Carl Gibson, in writing, at 800 Research Parkway, Suite 100, Oklahoma City, Oklahoma 73104, that you are revoking your proxy;

                  o        attending the meeting and voting by ballot; or

                  o        submitting a new proxy card.

         If you abstain from voting on your proxy card we will treat it as if you were present or represented at the meeting. However, if you do not vote on your proxy card we will treat it as if you were not present or represented at the meeting.

HOW MANY SHARES MUST VOTE IN FAVOR OF A PROPOSAL FOR IT TO BE APPROVED?

         The affirmative vote of a majority of the votes present at the special meeting is required to approve the possible issuance of more than 20% of the company's common stock to Palladin and/or Halifax and the possible issuance of more than 25,000 shares of the company's common stock to an affiliate of Mr. Mulford. If you


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


abstain from voting, it has the same effect as if you voted against this proposal. Broker non-votes have no effect on the vote.

IS VOTING CONFIDENTIAL?

         Yes. Proxy cards, ballots and voting tabulations that identify individual stockholders are confidential. Only the inspectors of election and certain ZymeTx employees associated with processing proxy cards and counting votes have access to your card. Additionally, all comments directed to ZymeTx management (whether written on the proxy card or elsewhere) remain confidential, unless you ask that your name be disclosed.

WHO PAYS THE COST OF SOLICITING THE PROXIES?

         ZymeTx will pay the cost of this proxy solicitation, which includes preparing, printing, assembling and mailing the notice and proxy statement and the proxy card, and all costs of soliciting the proxies. We will primarily solicit proxies by mail. However, our officers and regular employees may solicit proxies by telephone, facsimile transmission, e-mail or personal calls. We will reimburse brokerage houses, custodians, nominees and fiduciaries for their reasonable expenses for forwarding proxy and solicitation material to the owners of common stock.

STOCKHOLDER PROPOSALS

         Stockholder proposals to be presented at our next annual meeting of stockholders must be delivered by July 18, 2001 to G. Carl Gibson, at 800 Research Parkway, Suite 100, Oklahoma City, Oklahoma 73104. You should submit any proposal by a method that permits you to prove the date of delivery to us.

                          SECURITY OWNERSHIP OF CERTAIN
                   BENEFICIAL OWNERS, DIRECTORS AND MANAGEMENT


         The following table shows information regarding the beneficial ownership of our common stock as of February 13, 2001, by:


                  o each person we know to be the beneficial owner of at least 5% of our common stock;

                  o        each named executive officer;

                  o        each director; and

                  o        all directors and executive officers as a group.

         Unless otherwise indicated, all stockholders set forth below have the same principal business address as the company.



                                                     NUMBER OF SHARES BENEFICIALLY         PERCENT OF
        NAME AND ADDRESS                                        OWNED(1)                    CLASS(1)
        ----------------                             -----------------------------         ----------
        Kevin Kimberlin (2)
        c/o Spencer Trask Securities
           Incorporated
        535 Madison Avenue
        New York, New York 10022                                 610,248                     8.55%

        US Ventech, Inc.
        c/o Friedli Corporate Finance
        AG Freigustrasse 5
        Zurich, Switzerland 8002                                 456,250                     6.63%

        Peter G. Livingston (3)                                       -0-                      -0-
        Norman R. Proulx (4)                                     175,000                     2.50%
        James R. Tolbert III (5)                                  16,667                         *
        William I. Bergman (5)                                    25,000                         *
        Robert J. Hudson, M.D. (6)                                51,824                         *
        J. Vernon Knight, M.D.                                    25,000                         *
        Rand Mulford (7)                                          44,681                         *
        David L. Rainbolt (8)                                     24,480                         *
        Christopher M. Salyer (5)                                 16,667                         *
        Gilbert M. Schiff, M.D. (5)                               25,000                         *
        Craig D. Shimasaki, Ph.D. (9)                             42,878                         *
        William G. Thurman, M.D. (10)                             22,917                         *

        All Directors and Executive Officers as a
        Group (12 persons)(11)                                   493,691                     6.79%


----------

*        Represents less than 1%.

(1) The persons named in this table have sole voting and investment power with respect to all of the securities shown as beneficially owned by them, except as indicated in the other footnotes to this table. Beneficial ownership is determined in accordance with the rules and regulations of the SEC. Shares of common stock subject to options, warrants, rights, conversion privileges or similar obligations currently exercisable or exercisable on or before April 14, 2001, are referred to herein as "currently exercisable options", and are deemed outstanding for purposes of computing the percentage of ownership for such person but are not deemed outstanding in computing the percentage of ownership of any other person.


(2) The shares beneficially owned by Mr. Kimberlin include shares held by Oshkim Limited Partners, L.P., and 257,688 shares of common stock subject to warrants held by Oshkim and Spencer Trask Holdings, Inc.

(3) On August 9, 1999, Mr. Livingston was terminated as an officer and director of ZymeTx, Inc., and all options held by him expired unexercised on November 28, 1999.

(4) Includes 125,000 shares subject to currently exercisable options.

(5) Represents shares subject to currently exercisable options.

(6) Includes 46,313 shares subject to currently exercisable options.


(7) Includes 25,000 shares subject to currently exercisable options, 15,361 shares of common stock subject to debentures beneficially owned by Paula M. Mulford and Associates and 4,320 shares of common stock subject to warrants beneficially owned by Paula M. Mulford and Associates.


(8) Includes 16,667 shares subject to currently exercisable options and includes 7,813 shares beneficially owned by Trend Venture Corp.

(9) Includes 37,141 shares subject to currently exercisable options.

(10) Includes 16,667 shares subject to currently exercisable options and includes 6,250 shares beneficially owned by the William G. and Gabrielle Thurman Living Trust (12/96).


(11) Includes 391,503 shares subject to currently exercisable options, convertible debentures and warrants.


                                  PROPOSAL ONE

APPROVAL OF THE POTENTIAL ISSUANCE TO PALLADIN OPPORTUNITY FUND, LLP AND HALIFAX FUND L.P. OF SHARES EQUAL TO MORE THAN 20% OF THE COMPANY'S COMMON STOCK

BACKGROUND

         Nasdaq Marketplace Rule 4350(i)(1)(D) requires shareholder approval of a transaction other than a public offering involving the sale, issuance or potential issuance by an issuer of common stock (or securities convertible into or exercisable for common stock) either:

         o at a price less than the greater of book or market value which together with sales by officers, directors or substantial shareholders of the company equals 20% or more of the common stock or 20% or more of the voting power outstanding before the issuance; or

         o the number of shares of common stock to be issued is or may be equal to 20% or more of the common stock or 20% or more of the voting power outstanding before the issuance for less than the greater of book or market value of the stock.

         On October 13, 2000, ZymeTx sold to Palladin Opportunity Fund, LLP and its affiliate, Halifax Fund L.P., an aggregate $2 million of 5% Senior Secured Convertible Debentures at an initial conversion price of $3.124836, and in connection with the sale of the debentures issued to Palladin and Halifax an aggregate 180,000 common stock purchase warrants at an initial exercise price of $3.16875. The terms of the debentures and the warrants are summarized below.

         Just prior to issuing the debentures and warrants there were 6,840,430 shares of common stock outstanding, of which approximately 1,368,086 shares represented 20% of the number of shares of common stock then outstanding. As part of the Purchase Agreement entered into by and among ZymeTx, Palladin and Halifax, the company agreed to seek stockholder approval of the potential issuance to Palladin and/or Halifax of shares in excess of the Nasdaq 20% limitation.

         As of the record date for this meeting, none of the debentures had been converted into common stock and none of the warrants issued to Palladin or Halifax had been exercised. If the stockholders do not approve this proposal, the conversion or exercise of the securities described in the proposal shall be subject to the 20% share limitation.

         However, until stockholder approval is obtained, or in the event stockholder approval is not obtained, Palladin and/or Halifax may redeem for cash any debentures in excess of the 20% limitation at a "premium redemption price" equal to the greater of (i) the market value of the shares from the time of the event triggering redemption to the closing of a redemption, or (ii) 120% of the outstanding principal amount of, the accrued but unpaid interest on, and the accrued but unpaid delay or forbearance payments, if any, on the debentures, and may require the company to repurchase any warrants in excess of the 20% limitation at a price equal to 120% of the current exercise price. Payment of any cash redemption could materially and adversely affect the company's cash flow.

TERMS OF THE 5% SENIOR SECURED CONVERTIBLE DEBENTURES AND THE WARRANTS

         The terms of the debentures and the warrants are complex. Any summary of the terms will be general in nature and must be qualified by reference to the actual agreements attached as exhibits to the company's filings with the SEC. Stockholders desiring a more complete understanding of the debentures and warrants are urged to refer to such exhibits.

THE DEBENTURES

Aggregate Cash Value                $2,000,000

Interest                            Five percent (5%) per annum, compounded
                                    semi-annually and accruing daily. Dividends are payable in arrears on November 1 and May
                                    1 of each year, and are payable at the
                                    company's option

                                    -- in cash;

                                    -- in shares of common stock; or

                                    -- by adding the interest amount owing to
                                       the outstanding principal amount due
                                       under the debenture.

                                    Outstanding principal and interest due bear interest at the per annum rate equal to the lower of the Citibank Prime Rate plus 6% or the highest rate permitted by law.

Conversion Rate                     The debentures are convertible at any time
                                    prior to the maturity date described below
                                    into shares of common stock in an amount
                                    equal to the outstanding principal amount to
                                    be converted plus accrued but unpaid
                                    interest and any monthly delay payments
                                    divided by the conversion price

                                    in effect at the time of the conversion. In no event may any holder convert debentures if that holder (together with its affiliates) would beneficially own, immediately after and giving effect to the conversion, more than 4.99% of the then outstanding shares of common stock. However, this prohibition may be waived if the holder gives the company at least 61 days prior notice of its intent to waive the 4.99% limitation.

Conversion Price                    The initial conversion price of $3.124836 is
                                    equal to 110% of the volume weighted average
                                    prices as reporting by Bloomberg Financial
                                    Markets for shares of the common stock for
                                    each of the 10 consecutive trading days
                                    immediately prior to October 13, 2000.

Reset The conversion price automatically resets on April 13, 2001, July 13, 2001 and October
                                    13, 2001 if the average closing bids for the 15 consecutive trading day period immediately preceding the applicable reset date is less than the initial conversion price or the otherwise applicable conversion price. In such event, the reset price shall equal the average closing bids for the 15 consecutive trading day period immediately preceding the reset date, subject to further adjustment.

Ranking and Security                The debentures are secured by a perfected
                                    first priority security interest in all of
                                    the company's property and assets, including
                                    all of the company's intellectual property.
                                    This security interest is senior to all
                                    other creditors of the company except for a
                                    $1,000,000 credit line the company is
                                    allowed to enter into with a U.S. commercial
                                    bank or other recognized lender primarily in
                                    the business of entering into such
                                    agreements. In the event of a default under
                                    the debenture transaction documents or the
                                    insolvency of the company, or as otherwise
                                    provided in the security agreement, Palladin
                                    and Halifax may declare the entire amount
                                    owed under the debentures or other
                                    transaction documents immediately due and
                                    payable, and may, among other things,
                                    foreclose on and sell, lease, transfer or
                                    otherwise deal with the collateral or
                                    proceeds thereof.

Change in Control                   If at any time any of the following events
                                    occur, Palladin or Halifax may require the
                                    company to redeem the debentures at a cash
                                    redemption price equal to 120% of the sum of
                                    (i) the outstanding principal amount of the
                                    debenture plus (ii) accrued but unpaid
                                    interest and monthly delay payments:

                                    -- any consolidation or merger of the
                                       company with or into any other corporation or any other entity or person (whether or not the company is the surviving corporation), or any other corporate reorganization or transaction or series of related transactions in which in excess of 40% of the company's voting power is transferred through a merger, consolidation, tender offer or similar transaction;

                                    -- any person together with its affiliates
                                       and associates beneficially owns or is
                                       deemed to beneficially own in excess of
                                       50% of the company's voting power;

                                    -- there is a replacement of more than
                                       one-half of the members of the company's board of directors which is not approved by those individuals who are members of the company's board of directors on the date thereof; or

                                    -- in one or a series of related
                                       transactions there is a sale or transfer of all or substantially all of the company's assets, determined on a consolidated basis.

Adjustments                         The conversion price is subject to
                                    adjustment in the event of:

                                    -- any issuances of securities at a per
                                       share selling price less than the
                                       conversion price, as adjusted, or the
                                       market price (with certain exceptions);

                                    -- a forward or reverse stock split;

                                    -- a stock dividend;

                                    -- a merger, consolidation or transfer or
                                       sale of all or substantially all of the
                                       company's assets;

                                    -- a reorganization or reclassification of
                                       the common stock;

                                    -- certain common stock issuances or any
                                       securities convertible or exchangeable
                                       into common stock; or

                                    -- any other similar action of the type
                                       described or contemplated above.

Maturity Date                       If any debentures are not converted by
                                    October 12, 2002, the principal amount is
                                    payable in cash on October 12, 2002.

Company Option
to Redeem and
Force Conversion                    The company may redeem the debentures for
                                    cash at a price equal to 112% of the
                                    outstanding principal plus all accrued but
                                    unpaid interest and monthly delay payments
                                    so long as there is an effective
                                    registration statement covering the shares
                                    of common stock underlying the debentures
                                    and the reset average is less than
                                    $3.124836.

                                    The company may force the conversion of the debentures at a price equal to the conversion price in effect as of the forced conversion date so long as there is an effective registration statement covering the shares of common stock underlying the debentures and the closing bid of the common stock exceeds $4.687254 for each of 15 consecutive trading days.

                                    The company may not redeem or force a
                                    conversion of the debentures unless:

                                    -- the shares of common stock underlying the
                                       debentures were subject to an effective
                                       registration statement during the time
                                       redemption/forced conversion is permitted and at all times thereafter up to and including the redemption dates or the forced conversion date, as applicable;

                                    -- no interfering event or material default
                                       or breach exists, and no event shall have occurred which constitutes (or would constitute with notice or the passage of time or both) an interfering event or material default or breach of the transaction documents; or

                                    -- the conversion will not exceed the
                                       applicable limits on a holder's right
                                       to convert.

                                    If the conversion would exceed applicable limits, the holder may require the company to pay cash for the portion of the outstanding principal amount that may not be converted, or the redemption of the debenture must be deferred until such time as the conversion does not exceed such limits.

                                    Palladin and Halifax may convert their
                                    debentures after receiving notice of the company's intention to redeem or force conversion but before the actual redemption or forced conversion.

Right to Purchase
Additional Debentures               Palladin and Halifax have the
                                    right to purchase an aggregate $1,000,000
                                    additional debentures on or before July 10,
                                    2001. If this right is not exercised at or
                                    before the time the company converts the
                                    debentures, such right will be automatically
                                    lost.

Registration Rights                 A registration statement registering
                                    the underlying common stock was declared
                                    effective by the SEC on December 5, 2000.

Voting Rights                       Holders of the debentures have no voting
                                    rights.


Default                             If the company is in default under the
                                    debentures which includes, among other
                                    things, the failure to pay interest and
                                    principal within the prescribed times, the company's bankruptcy or insolvency or the company's failure to materially perform all material covenants and agreements in the documents relating to the sale of the debentures, then Palladin and/or Halifax may consider the debentures immediately due and payable and enforce all available rights and remedies.


THE WARRANTS

Number Issued                       Initially 180,000 warrants were issued, with
                                    an option to purchase an aggregate 90,000
                                    additional warrants on or before July 10,
                                    2001, but in no event shall the number of
                                    shares of common stock that may be acquired
                                    by Palladin or Halifax and their respective
                                    affiliates exceed 4.99% of the total issued
                                    and outstanding shares of the company's
                                    common stock except to the extent that:

                                    -- the holder gives the company 61 days
                                       notice of its intent to reduce such
                                       restricted ownership percentage;

                                    -- more than 50% of the company's voting
                                       power is transferred to or acquired
                                       by any other corporation, entity or
                                       person;

                                    -- there is a replacement of more than
                                       one-half the company's board of directors which is not approved by the members of the board on that date; or

                                    -- there is a sale or transfer of all or
                                       substantially all the company's assets.

Exercise Period                     On or before October 12, 2005, subject to
                                    certain adjustments.

Exercise Price                      $3.16875 per share; the exercise price
                                    and the number of shares of common stock
                                    that may be purchased upon exercise of the
                                    warrants are also subject to certain
                                    adjustments, including, among others, in the
                                    event:

                                    -- at any time prior to October 12, 2005,
                                       the company issues or sells any common
                                       stock or convertible securities, (other
                                       than previously issued securities or
                                       those which may be issued pursuant to the company's current or future employee, director or bona fide consultant option plans or arrangements) at a purchase price per share less than the greater of
                                       (A) the exercise price or (B) the fair
                                       market value of the common stock on the
                                       trading day next preceding such issue or sale;

                                    -- of a forward or reverse stock split;

                                    -- of a stock dividend;

                                    -- of a merger, consolidation or transfer or
                                       sale of all or substantially all of ZymeTx's
                                       assets,of a reorganization or
                                       reclassification of the common stock;

                                    -- of certain common stock issuances or any
                                       securities convertible or exchangeable into common stock; or

                                    -- of any other similar action of the type
                                       described or contemplated above.

Voluntary Adjustment                The company may reduce but not increase the
                                    warrant exercise price at any time during
                                    the term of the warrants.

Cashless Exercise                   The warrants may be exercised, in whole or
                                    in part, on a "cashless" basis.

Change in Control
Transaction                         See discussion under Debentures, above.

Voting Rights                       Holders of the warrants have no voting
                                    rights.

EFFECT OF RULE 4350(i) ON THE DEBENTURES AND WARRANTS

         Since the number of shares of common stock into which the debentures are convertible may be adjusted, it is possible that based upon the total number of shares of debentures and warrants initially issued in connection with the sale of the debentures, the debentures could ultimately be convertible into or the warrants could ultimately be exercised for a number of shares of common stock that could exceed the 20% share limitation, depending on the conversion or exercise prices.

         Additionally, the debentures may be convertible into common stock at a discount from the market price of the common stock at the time of conversion. Rule 4350(i)(1)(D), among other things, requires shareholder approval in connection with a transaction involving the sale or issuance of common stock (or securities convertible into or exercisable for common stock) equal to 20% or more of the common stock outstanding before the issuance for less than the greater of book or market value of the common stock. Because the conversion rate may be discounted from the market price of the common stock, Rule 4350(i)(1)(D) may apply to the conversion of the debentures and the exercise of the warrants.

                          BOARD RECOMMENDATION; REASONS

         The Board of Directors believes that it is in the company's best interest for Palladin and Halifax to be able to convert their debentures and exercise their warrants for an amount of common stock that exceeds the Nasdaq 20% share limitation. Approval of the proposal by the stockholders would satisfy the shareholder approval requirements of Nasdaq Rule 4350(i)(1)(D).

         If stockholder approval is not obtained, Palladin and Halifax may each require the company to redeem for cash any debentures or warrants in excess of the 20% limit at a premium redemption price of 120% of the outstanding principal plus, in the case of the debentures, unpaid interest and accrued but unpaid monetary penalties. Payment of any cash redemption could materially and adversely affect the company's cash flow.

THE BOARD OF DIRECTORS RECOMMENDS VOTING "FOR" APPROVING THE POSSIBLE ISSUANCE OF MORE THAN 1,368,086 SHARES OF COMMON STOCK UPON THE CONVERSION OF THE DEBENTURES AND THE EXERCISE OF THE WARRANTS ISSUED IN CONNECTION WITH
THE SALE OF THE DEBENTURES.

                                  PROPOSAL TWO

APPROVAL OF THE POTENTIAL ISSUANCE TO A DIRECTOR AFFILIATE OF MORE THAN 25,000 SHARES OF THE COMPANY'S COMMON STOCK

BACKGROUND

         Nasdaq Marketplace Rule 4350(i)(1)(A) requires shareholder approval of an arrangement involving the potential issuance to an officer or director of more than 1% of the common stock, 1% of the voting power outstanding or 25,000 shares.

         On November 1, 2000, ZymeTx issued to Paula M. Mulford and Associates, an affiliate of Mr. Mulford, a $48,000 5% Senior Convertible Debenture at an initial conversion price of $3.124836 and a warrant for the purchase of 4,320 shares of common stock at an initial exercise price of $3.16875. The terms of the debenture and warrant are substantially similar to the terms of the Palladin and Halifax debentures and warrants described above, except that the debenture issued to Paula M. Mulford and Associates is not secured. ZymeTx agreed to seek stockholder approval of the potential issuance to Paula M. Mulford and Associates of more than 25,000 shares.

         As of the record date for this meeting, the Mulford debenture and warrant had not been converted or exercised. If the stockholders do not approve this proposal, the conversion or exercise of the Mulford debenture and warrant shall be subject to the 25,000 share limitation.

         Until stockholder approval is obtained, or in the event stockholder approval is not obtained, Paula M. Mulford and Associates may redeem for cash any debenture in excess of 25,000 shares at the conversion price. These provisions may be revised to comply with Nasdaq requirements if stockholder approval is not obtained. Payment of any cash redemption could adversely affect the company's cash flow.

         EFFECT OF RULE 4350(i) ON THE MULFORD DEBENTURE AND WARRANT

         Since the number of shares of common stock into which the debenture is convertible may be adjusted, it is possible that the debenture could ultimately be convertible into or the warrants could ultimately be exercised for more than an aggregate 25,000 shares.

                          BOARD RECOMMENDATION; REASONS

         The Board of Directors believes that it is in our best interest for Paula M. Mulford and Associates to be able to convert its debenture and exercise its warrant into an amount of common stock that may exceed the Nasdaq 25,000 share limitation. Approval of the proposal by the stockholders would satisfy the shareholder approval requirement of Nasdaq Rule 4350(i)(1)(A).

         If stockholder approval is not obtained, Paula M. Mulford and Associates may be able to require the company to redeem for cash any debentures in excess of the 25,000 share limitation. Payment of any cash redemption could adversely affect the company's cash flow.


THE BOARD OF DIRECTORS RECOMMENDS VOTING "FOR" APPROVING THE POSSIBLE ISSUANCE OF MORE THAN 25,000 SHARES OF COMMON STOCK UPON THE CONVERSION OF THE MULFORD DEBENTURE AND THE EXERCISE OF THE MULFORD WARRANT.

                                OTHER INFORMATION

         The company's Annual Report on Form 10-KSB, as amended, for fiscal year 2000 and all subsequent Quarterly Reports on Form 10-QSB filed before the date of this meeting are incorporated by reference in this proxy statement. The company will provide to any stockholder, upon written request and without charge, a copy (without exhibits) of all information incorporated by reference in this proxy statement. Requests should be addressed to G. Carl Gibson, Secretary, 800 Research Parkway, Suite 100, Oklahoma City, Oklahoma 73104.

                                            By Order Of The Board of Directors


                                            G. CARL GIBSON
                                            SECRETARY


Oklahoma City, Oklahoma
February 19, 2001

                                                           ANNEX A FORM OF PROXY

                                  ZYMETX, INC.
                         800 RESEARCH PARKWAY, SUITE 100
                          OKLAHOMA CITY, OKLAHOMA 73104

THE UNDERSIGNED STOCKHOLDER OF ZYMETX, INC. HEREBY APPOINTS JAMES R. TOLBERT III AND G. CARL GIBSON AS PROXIES EACH OF THEM WITH THE POWER TO APPOINT HIS SUBSTITUTE, AND HEREBY APPOINTS AND AUTHORIZES THEM TO REPRESENT AND VOTE AS DESIGNATED BELOW, ALL OF THE SHARES OF COMMON STOCK OF THE COMPANY HELD OF RECORD BY THE UNDERSIGNED ON FEBRUARY 16, 2001, AT THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON APRIL 9,2001, OR ANY ADJOURNMENT THEREOF.


1. Proposal to approve the possible issuance of shares equal to more than 20% of the ZymeTx, Inc. common stock upon the conversion of certain outstanding 5% Senior Secured Convertible Debentures and the exercise of certain common stock purchase warrants issued in connection with the sale of the debentures.


      [ ]  FOR                [ ] AGAINST              [ ] ABSTAIN


2. Proposal to approve the possible issuance of more than 25,000 shares of the ZymeTx, Inc. common stock upon the conversion of a 5% Senior Convertible Debenture and the exercise of a common stock purchase warrant issued to Paula M. Mulford and Associates.

      [ ]  FOR                [ ] AGAINST              [ ] ABSTAIN

3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.

     This proxy, when properly executed, dated and delivered, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR Proposals 1 and 2.

                                    Please sign exactly as name appears below.
                                    When shares are held by joint tenants, both should sign. When signing as attorney or as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.


                                    Dated:                               , 2001
                                           -----------------------------


                                    x
                                      -----------------------------------------
                                                  (Signature)

                                    x
                                      -----------------------------------------
                                                  (Signature, if held jointly)

PLEASE SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED
ENVELOPE.